SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


      Date of Report (Date of earliest event reported): September 10, 1997




                            FOCUS Enhancements, Inc.
             (Exact name of registrant as specified in its charter)



                           Delaware 1-11860 04-3186320
             (State or other jurisdiction (Commission (IRS Employer
                  of incorporation) File Number) Identification
                                     Number)


                  142 North Road, Sudbury, Massachusetts 01776
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (508) 371-2000



                   (Former name or former address, if changed
                               since last report)











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Item 5.  Other Events

         On September 10, 1997 (the "Closing"), the Company sold 1,000,000 shares of its common stock, $.01 par value per share (the "Common Stock") in a private placement to Smith Barney Fundamental Value Fund, Inc. (the "Purchaser") pursuant to Regulation D promulgated under the Securities Act of 1933 (the "Act"). The Common Stock was sold to the Purchaser at a price of $3.81 per share. The net proceeds to the Company totaled $3,620,000 after payment of commissions totaling $190,000 to Security Research Associates, Inc. (the "Placement Agent"). The Company also issued to the Placement Agent warrants (the "Warrants") to purchase 100,000 shares of Common Stock exercisable at a price of $6.00 per share for a period of five years from the date of the Closing. The Company also agreed to register pursuant to the Act, the Common Stock issued to the Purchaser and issuable upon exercise of the Warrants within 90 days of the Closing.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements and Exhibits

         Not Applicable

     (b) Pro Forma Financial Information

         Not Applicable

     (c) Exhibits. The following Exhibits are filed herewith:

     Exhibit 4.1 Subscription Agreement between the Company and the Purchaser dated September 10, 1997.

     Exhibit 4.2 Form of Warrant dated September 10, 1997 issued to the Placement Agent.



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FOCUS ENHANCEMENTS, INC.



                                            By:   /s/ Harry G. Mitchell
                                                  Harry G. Mitchell
                                                  Senior Vice President and
                                                  Chief Financial Officer
Date:  September 25, 1997

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